[SUTHERLAND ASBILL & BRENNAN LLP]







                   CONSENT OF SUTHERLAND ASBILL & BRENNAN LLP


We consent to the reference to our firm in the prospectus included in Post-Effective Amendment No. 2 to the Registration Statement on Form S-6 for Security Life of Denver Separate Account L1 (File No. 333-90577). In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.



                                      SUTHERLAND ASBILL & BRENNAN LLP



                                      By: /s/ Kimberly J.  Smith
                                            Kimberly J. Smith



Washington, D.C.
April 28, 2000